UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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ALFA CORPORATION

(Name of Registrant as specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notes:

Reg. (S) 240.14a-101

SEC 1913 (3-99)

Alfa Corporation

P. O. Box 11000

Montgomery, Alabama 36191-0001

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Alfa Corporation:

Notice is hereby given that the Annual Meeting of the stockholders of Alfa Corporation will be held at the Executive Offices of the Company, 2108 East South Boulevard, Montgomery, Alabama, on April 24, 2003, at 10:00 a.m., for the purpose of considering and acting upon the following:

(1)	To elect a Board of Directors to serve until the next annual meeting of stockholders.

(2)	To receive the report of officers (without taking any action thereon) and to transact such other business as may properly come before the meeting or any adjournment thereof.

The close of business on March 13, 2003, has been fixed as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting of Stockholders. The stock transfer books of the Company will not be closed.

The Company’s Proxy Statement is submitted herewith, together with the Annual Report for the Year ended December 31, 2002.

BY ORDER OF THE BOARD OF DIRECTORS

H. Al Scott Secretary

DATED: March 20, 2003

YOUR VOTE IS IMPORTANT

YOU ARE URGED TO DATE, SIGN AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE MEETING.

Alfa Corporation

P. O. Box 11000

Montgomery, Alabama 36191-0001

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 24, 2003

This proxy statement is furnished to the stockholders of Alfa Corporation (the “Company”) by the Company in connection with the solicitation of proxies on behalf of management of the Company for use only at the annual meeting of stockholders to be held on April 24, 2003, and any and all adjournments thereof.

If the enclosed proxy form is properly executed and received by the Company prior to the vote taken at such meeting, shares represented thereby will be voted in the manner thereon, and in the absence of specification will be voted FOR the election of all management nominees for directors. If no instructions are given, proxies will also be voted in accordance with the discretion of the proxy holders as to any shareholder proposal that may come before the meeting provided that the Company did not have notice of the proposal at least 45 days before March 20, 2003. If any of the management nominees should become unavailable to serve at the time of the meeting, the shares represented by the proxies not withholding authority will be voted for the remaining management nominees and for any substitute nominee (or nominees, as the case may be) designated by the Board of Directors or in the absence of such designation by the Board of Directors in accordance with the judgment of the persons holding such proxies. Management has no reason to believe that any management nominee will be unable or unwilling to serve as director if elected. The Company will bear the cost arising in connection with this solicitation. Abstentions and broker non-votes are each included in the determination of the number of shares present. Each is tabulated separately. Abstentions are counted in tabulations of the votes cast on proposals presented to shareholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

REVOCABILITY OF PROXY

The stockholder giving the enclosed proxy for voting the shares thereby represented has the power to revoke it at any time before it is exercised. The proxy may be revoked by executing a subsequently dated proxy, or by other written notice delivered to the Secretary of the Company, or by attendance at the stockholders meeting and giving notice to the Secretary or inspector appointed for the meeting of his intention to revoke the proxy. The executive offices of the Company are located at 2108 East South Boulevard, P. O. Box 11000, Montgomery, Alabama 36191-0001.

VOTING SECURITIES AND PRINCIPAL HOLDERS

All of the outstanding capital stock of the Company is $1.00 par value common stock. Each share is entitled to one vote. At the close of business on March 1, 2003, there were 79,493,152[1] shares of stock outstanding and entitled to vote. Stockholders entitled to vote in person or by proxy are stockholders of record at the close of business on March 13, 2003.

The following table contains information concerning anyone known by the Company to be beneficial owner of more than 5% of the Company’s outstanding common shares as of March 1, 2003.

Name and Address	Number of Shares Owned	Percent
Alfa Mutual Ins. Co. (AMI)
P. O. Box 11000
Montgomery, AL 36191	33,743,928	42.19

Alfa Mutual Fire Ins. Co. (AMF)
P. O. Box 11000
Montgomery, AL 36191	8,948,626	11.11

Alfa Mutual General Insurance Company (AMG) owns 553,853 shares which is 0.64% of the outstanding common shares.

AMI, AMF, and AMG each disclaim beneficial ownership of shares held by the other companies.

PROPOSAL 1

ELECTION OF DIRECTORS

The By-laws call for the election of directors annually. Accordingly, all of the directors of the Company will stand for election.

All nominees of management for election as directors currently serve as directors of the Company.

Vote Required: The affirmative vote of the holders of a majority of the Common Stock represented by proxy or in person at the meeting at which a quorum is present shall be required for the election of directors. Proxies solicited by Management will be voted FOR the election of management nominees for directors, unless specified to the contrary in such proxies.

Your Board of Directors recommends that you vote FOR the election of management nominees for directors.

The following table sets forth as of March 1, 2003 information concerning each of the nominees’ present offices and positions held with the Company, his principal occupation or employment during the last five years, the date he first became a director, directorships in other publicly held companies, and the approximate number of shares beneficially owned by each of them. The information presented below as to principal occupations and shares of stock beneficially owned is as of March 1, 2003 and is based in part on information received from the respective nominees and in part from the records of the Company. The current term of each of the directors expires at the annual meeting when their successors are elected.

[1]	There are an additional 16,000 shares outstanding issued to Alfa Life Insurance Corporation (ALIC), a subsidiary of the Company, upon organization of the Company, which are not entitled to be voted or counted for quorum purposes as long as they are owned by ALIC.

				Stock Beneficially Owned Since March 1, 2001
Nominee	Age	Positions with Company, Business & Directorship	Director Since	Directly	Indirectly[1]	Percent
Jerry A. Newby[3]	55	Chairman of the Board & President and CEO of the Company, AMI, AMF and AMG; President of Alabama Farmers Federation and farmer.	1993	369,080	23,486.49
Hal F. Lee[3,4,5]	58	Farmer	1998	3,467	8,000.01
Russell R. Wiggins[3,4,5]	53	Farmer	1999	13,475		.02
Dean Wysner[3,4]	56	Farmer	2000	1,380		.00
Steve Dunn[3,4]	46	Farmer	2000	1,561		.00
James A. Tolar, Jr.[3,4]	68	Farmer	1983	6,000		.00
B. Phil Richardson[3,4,5]	77	Retired (04-01-97) Ex. V. P. of Operations Alfa Insurance Group	1983	312,352		.39
Boyd E. Christenberry	74	Retired (01-31-93) Executive Vice President of Marketing Alfa Insurance Group	1983	465,415	120,924.74
John R. Thomas[3,4]	65	Chairman, President & Chief Executive Officer of Aliant Financial Corp. of Alexander City, Alabama. Director: Aliant Financial Corp., Russell Corporation, Aliant Bank	1989	19,317		.02
James I. Harrison, Jr.	70	Chairman and CEO, Carport, Inc.	1995	14,503		.02
C. Lee Ellis	51	Executive Vice President, Operations of the Company, AMI, AMF and AMG; Director NAII	1999	374,226	13,860.49
Wayne Hawkins[6]	65	Executive Vice President, Marketing of the Company, AMI, AMF and AMG; Board, Jacksonville State University		156,413	2,576.20
Bill Harper, Jr.[6]	58	Sr. Vice President, Life & Loan Operations of the Company, AMI, AMF and AMG		210,512	54,692.33
John T. Jung[6]	56	Sr. Vice President & CIO of the Company, AMI, AMF and AMG		46,811	221.05

		Directors and Officers as a Group (24 persons)		2,731,453	42,989,950[2]	57.52

[1]	Indirect beneficial ownership includes shares, if any, (a) owned as Trustees in which the Director or officer or any member of his/her immediate family has a beneficial interest, or (b) held in trust in which the Director or officer has a beneficial interest, or (c) owned and traded in the name of the spouse, minor children or other relative of the Director or officer living in his home, or (d) owned by a corporation, partnership or other legal organization in which the Director or officer has a substantial beneficial interest, or (e) held in a 401(K) Plan Account maintained by Alfa Mutual Insurance Company to which shares the Officer has no right to vote or to direct when and under what price, terms, or conditions said shares are purchased in said account.

[2]	Includes 33,743,928 shares owned by AMI, 8,948,626 shares owned by AMF and 553,853 shares owned by AMG of which Mr. Newby is Chairman of the Board and President and has voting and investment authority.

[3]	Member, Executive Committee.

[4]	Member, Compensation Committee.

[5]	Member, Audit Committee.

[6]	Executive Officer of the Company but not a director and not a nominee for director.

Directors who are not salaried employees of the Company or its subsidiaries received a monthly retainer of $1,550. They also received a fee of $800 per day, plus reasonable expenses for attending a board meeting or committee meeting. Salaried employees do not receive any fees but are reimbursed all reasonable expenses incurred in attending meetings. When the director is also a director of an associated Company that meets contemporaneously with the board or committee of the Company, such fees and expenses may be shared. The full Board of Directors met eleven times during 2002.

The Executive Committee during 2002 consisted of Directors Newby, Lee, Wiggins, Wysner, Tolar, Dunn, Richardson and Thomas. The Executive Committee confers informally with the President of the Company on a regular basis concerning important business issues. The Executive Committee met six times during 2002.

The Audit Committee which during 2002 consisted of Directors Lee, Richardson and Wiggins met seven times.

The responsibility of the Audit Committee is to monitor, oversee and approve the activities of the external and internal audit functions, to make appropriate reviews of all related party transactions of the Company, to review potential conflicts of interest situations where appropriate and to perform other oversight functions as requested by the Board of Directors. The Audit Committee is directed to render reports of its meetings and any actions or recommendations to the Board of Directors.

The Compensation Committee during 2002 consisted of Directors Lee, Wiggins, Wysner, Tolar, Dunn, Richardson and Thomas. The duty of the Compensation Committee is to review compensation reimbursed by the Company to AMI under the Management and Operating Agreement and to provide such reports as are necessary to comply with the Securities and Exchange Commission Rules regarding executive compensation. The Compensation Committee met two times in 2002.

The Company is a “controlled company” within the meaning of proposed NASDAQ rules because more than 50% of the company’s common stock is held by AMI, AMF, and AMG as described above in “Voting Securities and Principal Holders”. As a result, the Company is not required to have a compensation committee composed solely of independent directors. The Company does not have a nominating committee.

During 2002 all directors except Directors Thomas and Harrison attended at least 75% of the meetings of the Board. All members including Director Thomas of the Executive Committee, Audit Committee, and Compensation Committee attended at least 75% of the meetings.

EXECUTIVE COMPENSATION

The Company’s executive officers are employees of AMI and the Company pays no compensation directly to them. The Company is a party to a Management and Operating Agreement with AMI under which it reimburses AMI for costs incurred by AMI in furnishing management and operational services to the Company.

The following table shows the compensation allocated for the Company’s chief executive officer and the four remaining most highly compensated executive officers for the three fiscal years ended December 31, 2002, 2001, and 2000.

EXECUTIVE COMPENSATION TABLE

				Other Annual[1]	Long Term	All Other[2]
		Base			Compensation
Year	Name - Position	Salary	Bonus	Compensation	Options **	Compensation
2002	Jerry A. Newby	$265,375	$336,844	$0	60,000	$4,400
2001	CEO and President	$249,268	$316,197	$0	60,000	$3,740
2000		$236,019	$298,299	$0	60,000	$3,740

2002	C. Lee Ellis	$215,732	$259,664	$0	50,000	$5,508
2001	EVP-Operations	$203,198	$241,075	$0	50,000	$4,682
2000		$185,022	$230,590	$0	50,000	$4,682

2002	C. Wayne Hawkins*	$167,104	$151,196	$0	40,000	$5,872
2001	EVP-Marketing	$157,479	$134,682	$0	40,000	$4,991
2000		$128,692	$75,213	$0	15,000	$4,991

2002	William B. Harper	$202,501	$116,083	$0	15,000	$8,000
2001	SVP-Life and Loans	$196,732	$106,942	$0	15,000	$6,800
2000		$191,092	$109,448	$0	15,000	$6,800

2002	John T. Jung	$141,505	$81,076	$0	15,000	$5,200
2001	SVP-CIO	$133,665	$76,318	$0	15,000	$4,420
2000		$127,563	$75,721	$0	15,000	$0

*	Mr. Hawkins was Senior Vice President of Marketing at December 31, 1999. During 2000, Mr. Hawkins was promoted to Executive Vice President of Marketing.
**	Options shown are reflective of a 2-for-1 stock split in June 2002.

[1]	Perquisites, tax gross ups and other in excess of $50,000 or 10% of salary and bonus.

[2]	Includes amounts reimbursed to AMI as its share of the cost of AMI’s matching contribution to a 401(K) Plan maintained by AMI. The maximum matching contribution out of the 401(K) Plan maintained by AMI for 2002 was dollar for dollar on the first 3% and fifty cents on the dollar for the next 2% of an employee’s annual compensation up to a maximum of $6,800 or dollar for dollar up to a maximum of $1000, whichever match provides the greater benefit.

The Company’s executive officers are participants as employees of AMI in a defined benefit plan maintained by AMI. AMI’s retirement plan provides monthly benefits payable upon normal retirement at age 65 equal to the sum of 2% of the employee’s average monthly earnings for the five highest consecutive complete calendar years of earnings during his last ten years of employment (all calendar years if less than five) multiplied by the number of years of credited service (up to a maximum of 35 years). Under AMIC’s retirement plan there is no deduction for social security. With respect to the executives named in the Summary Compensation Table, their years of credited service for retirement purposes are: Jerry A. Newby 3 years, C. Lee Ellis 26 years, Wayne Hawkins 35 years, Bill Harper, Jr. 33 years, and John Jung 2 years.

AMI maintains a Supplemental Retirement Plan to provide supplementary benefits to each employee equal to the reduction of their defined benefit plan benefits because of limitations provided by Section 401(a)(17) of the Internal Revenue Code.

The following table shows the maximum estimated annual retirement benefit payable from the Defined Benefit Plan and the Supplemental Retirement Plan at normal retirement age to employees in the higher salary classifications:

	Years of Service
Renumeration	15	20	25	30	35
150,000	45,000	60,000	75,000	90,000	105,000
200,000	60,000	80,000	100,000	120,000	140,000
250,000	75,000	100,000	125,000	150,000	175,000
300,000	90,000	120,000	150,000	180,000	210,000
350,000	105,000	140,000	175,000	210,000	245,000
400,000	120,000	160,000	200,000	240,000	280,000
450,000	135,000	180,000	225,000	270,000	315,000
500,000	150,000	200,000	250,000	300,000	350,000
550,000	165,000	220,000	275,000	330,000	385,000

The following table lists all grants of options in 2002 under the Amended and Restated Stock Incentive Plan for the officers listed in the Summary Compensation Table.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants
Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation
					0% ($)	5% ($)	10% ($)
Jerry A. Newby	60,000	14.184%	$13.93	03/25/12	$0	$525,630	$1,332,050
C. Lee Ellis	50,000	11.820%	$13.93	03/25/12	$0	$438,025	$1,110,042
C. Wayne Hawkins	40,000	9.456%	$13.93	03/25/12	$0	$350,420	$888,033
William B. Harper	15,000	3.546%	$13.93	03/25/12	$0	$131,408	$333,012
John T. Jung	15,000	3.546%	$13.93	03/25/12	$0	$131,408	$333,012

All information included in the table above is reflective of a 2-for-1 stock split in June 2002.

The above option grants were approved on March 25, 2002. The grants were made as non-qualified options under the plan.

The following table lists the aggregated fiscal year-end option values as of December 31, 2002.

AGGREGATED FISCAL YEAR-END OPTION VALUES

			Number of
			Securities
			Underlying	Value of Unexercised In-the-Money Options at Fiscal Year-End ($) Exercisable/Unexercisable
			Unexercised
			Options at
	Shares		Fiscal
	Acquired		Year-End (#)
	on	Value	Exercisable/
Name	Exercise (#)	Realized ($)	Unexercisable
Jerry A. Newby	0	$0	120,000/120,000	$413,520/$171,060
C. Lee Ellis	34,000	$288,820	186,001/ 99,999	$862,829/$142,547
C. Wayne Hawkins	12,000	$79,821	38,334/ 71,666	$125,057/$ 86,113
William B. Harper	5,300	$52,310	68,700/ 30,000	$342,966/$ 42,765
John T. Jung	15,000	$72,250	16,000/ 30,000	$50,646/$ 42,765

All information included in the table above is reflective of a 2-for-1 stock split in June 2002.

The following table sets forth certain information regarding securities authorized for issuance under equity compensation plans as of December 31, 2002:

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category
Equity compensation plans approved by securities holders (1)	2,790,838	8.67	2,003,532
Employee stock purchase plan and employee stock bonus plan (2)
Equity compensation plans not approved by security holders	0	0	0

Total	2,790,838	8.67	2,003,532

(1)    Includes the Amended and Restated Stock Incentive Plan.

(2)    The number of shares that may be issued pursuant to these plans during a given period and the purchase price of such shares cannot be determined in advance of such purchasers.

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph shall not be incorporated by reference into any such filings.

REPORT OF THE COMMITTEE ON EXECUTIVE COMPENSATION

The following report was prepared by the Compensation Committee of the Board of Directors which reviewed all items of executive compensation as shown in this Proxy Statement. The Committee is of the opinion that the Company’s objective should be to provide incentives to encourage all the Company’s Executive Officers and other employees to perform at the highest level.

The Company has no direct employees and pays no compensation directly to any of the Executive Officers of the Company. AMI is the statutory employer of all persons providing services to the Company. AMI owns approximately 42% of the outstanding common stock of the Company. The Company and AMI are parties to a Management and Operating Agreement whereby AMI provides management and operational services to the Company including the use of employees. The Company reimburses AMI for the allocated costs and expenses of those services, including compensation costs as well as other operational expenses. AMI periodically conducts allocation studies of the usage of facilities and personnel to determine the amount of costs and expenses to be charged to the Company. The Company’s Property and Casualty insurance subsidiaries and AMI are also parties to a Pooling Agreement where certain costs and expenses are pooled on a percentage basis.

AMI uses the services of Hay Associates Compensation and Management Consultants to assist it in establishing compensation guidelines and amounts. Compensation ranges are established based on comparisons to various industry and outside consultant salary surveys. AMI generally attempts to establish compensation within the same range as the surveys to which it compares. AMI has used the same compensation system for many years. AMI and the Committee believe that this system has been effective in helping the Company attract and maintain a high quality workforce.

Using the Hay Group Method, points are assigned to each job based upon the job description which takes into account managerial know-how, problem solving, and accountability. Salary ranges are established for each job using these points, and compensation is based on these ranges. Job descriptions are prepared for each job within the Company and these are used to develop compensation criteria for each particular job. All employees including Executive Officers of the Company are evaluated annually. Increases in compensation are based on these evaluations.

The Chief Executive Officer is evaluated by the Board of Directors each year. The Chief Executive Officer is evaluated on the overall performance of the Company and all of its subsidiaries. The Board evaluates the Chief Executive Officer on a broad range of factors relative to the Company’s financial strength and performance. This includes comparing the Company’s performance to other companies engaged in insurance and financial services. All of these factors are given relatively equal weight by the Board in evaluating the Chief Executive Officer’s compensation.

The Company’s financial performance for the year ended December 31, 2002 was excellent. The Company again achieved record earnings, and all the Company’s subsidiaries were profitable. During the year of 2002, the Chief Executive Officer and other Executive Officers continued to take action to control expenses and to maintain favorable loss ratios in the Company’s insurance business. Continued efforts were made to implement new technologies to help the Company operate more efficiently and to be able to provide excellent customer service.

The Company compares itself to a peer group of other insurance and financial institutions. These comparisons were favorable in 2002. In addition the Company looks at its for premium growth, combined ratio and return on equity. The Company had good results in these areas.

Based on these factors, the Committee is of the opinion that the Chief Executive Officer and other Executive Officers met the appropriate goals within their job descriptions and each received an appropriate evaluation. The Committee is also of the opinion that in 2002 the compensation of the Executive Officers of the Company was appropriate and reasonable based on the size of the Company and its financial performance. The Committee also believes that the Company’s cost of compensation compares favorably to other companies within the insurance and financial services industry.

Section 162(m) of the Internal Revenue Code limits the deductibility of compensation to an individual officer over $1 million dollars. None of the Executive Officers of the Company were compensated in excess of $1 million dollars and thus the provisions of §162(m) are inapplicable.

Bonuses paid to the Chief Executive Officer and other Officers of the Company were based on a written bonus plan adopted in 1999. The Chief Executive Officer’s bonus was based on Company performance, as determined by factors including premium growth, the achievement of the combined ratio target, and return on equity. Based on these factors the Chief Executive Officer received the maximum bonus percentage allowed under the plan. The bonuses of the other Officers of the Company were based partly upon Company performance and partly upon the achievement of individual goals. Individual performance levels were determined for each job. These individual measurements were weighted in favor of those items most critical to Company success. Also included in the individual performance goals was a goal by which each Officer was to promote team work within the organization. Bonuses paid to Officers other than the Chief Executive Officer varied based on the achievement of individual performance goals.

In 2002 the Compensation Committee recommended and the Board of Directors approved additional awards under the Amended and Restated Stock Incentive Plan. Included in the options awarded were options to 38 officers to purchase a total of 423,000* shares of the Company’s common stock at a purchase price equal to the price of the stock on the date of the grant. The purpose of the Stock Option Plan is to promote the interests of the Company and its shareholders by encouraging stock ownership among key officers and employees, which in turn provides for them additional incentive, personal interest, and an increased desire to work toward the growth, development and financial success of the Company. The Committee felt that it was appropriate to make additional awards to the Officers of the Company based on the Company’s financial performance and to provide incentive to the Officers to assure that the Company performs in the future at the highest possible levels.

In determining the number of grants to be made, the Committee and the Board took into account the number of prior grants made. The Compensation Committee and the Board deem it to be sound corporate policy to reward executive management by the grant of options. This allows them to participate in the long term growth in share value thus giving them an increased incentive to perform at the highest levels.

Hal F. Lee	Dean Wysner
Russell R. Wiggins	James A. Tolar, Jr.
Steve Dunn	B. Phil Richardson
John R. Thomas

* This number reflects a 2-For-1 stock split in June 2002.

Compensation Committee Interlocks and Insider Participation and Compensation Decisions. Mr. Richardson who is a member of the Compensation Committee is retired as Executive Vice President, Operations of the Company. Mr. Lee, Mr. Wiggins, Mr. Wysner, Mr. Tolar, and Mr. Dean are also directors of AMI, AMF, and AMG. The Company is unaware of any other Compensation Committee Interlocks between the members of the Compensation Committee and the Executive Officers of the Company.

Report of the Audit Committee

The Audit Committee of the Company consists of Directors, Lee, Richardson, and Wiggins. All three members of the Audit Committee are independent directors in accordance with current NASDAQ rules. The Board of Directors has determined that Mr. Richardson qualifies as an audit committee financial expert within the meaning of SEC rules.

The Committee met seven times during 2002. The meetings were designed to facilitate and encourage private communication between the Committee and Company management and the Committee and the Company’s independent auditors, KPMG LLP.

During these meetings, the Committee reviewed and discussed the audited financial statements with management and with KPMG LLP. The Committee also met separately with KPMG LLP and the Company’s Internal Audit Department. The Audit Committee believes that management maintains an effective system of internal controls that results in fairly presented financial statements.

The discussions with KPMG LLP also included the matters required by Statement on Auditing Standards No. 61. The Audit Committee also received from KPMG LLP written disclosures and a letter regarding its independence as required by Independent Standards Board standard No. 1. The Committee had the opportunity to discuss the independence of KPMG LLP.

Based on the foregoing, we recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 to be filed with Securities and Exchange Commission.

Fees

The aggregate fees for professional services rendered to the Company by KPMG LLP for the year ended December 31, 2002, were as follows:

Audit Fees.    During the years ended December 31, 2002 and 2001, the Company paid $277,000 and $200,400, respectively, to KPMG LLP for audit services.

Audit-Related Fees.    During the years ended December 31, 2002 and 2001, the Company paid $328,650 and $301,300, respectively, for audit-related services. Audit-related services included work for AMI, AMF, and AMG, audits of the AMI pension and 401(k) Plans and work related to technology projects.

Tax Fees.    During the years ended December, 31, 2002, and 2001, the Company paid $27,000 and $71,000, respectively, to KPMG LLP for tax services. Tax services included preparation and review of tax returns.

All Other Fees.    During the years ended December, 31, 2002 and 2001, the Company paid $0 and $324,300, respectively, to KPMG LLP for services other than those described above.

The Audit Committee of the Board of Directors has considered whether the provision of the non-audit professional services is compatible with maintaining KPMG LLP’s independence.

The Committee has adopted a Revised and Restated Charter in accordance with SEC rules. The Charter is attached as Exhibit A.

Hal F. Lee	Russell R. Wiggins
B. Phil Richardson

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

X Labels	Alfa A Data	Nasdaq Index B Data	Insur Index C Data
1997	100.000	100.000	100.000
1998	143.733	139.631	99.935
1999	99.351	259.134	105.469
2000	115.119	157.323	121.993
2001	144.383	124.202	130.651
2002	158.087	85.045	128.252

SECTION 16(a) BENEFICIAL REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires that executive officers and directors of the Company file reports of stock ownership and changes in ownership with the Securities and Exchange Commission. Based solely upon a review of copies of such reports and representations made by directors and officers of the Company, the Company believes that during the prior fiscal year beginning January 1, 2002 its officers and directors complied with all Section 16(a) filing requirements. The Company has procedures in place to monitor Section 16(a) compliance and also sends out regular reminders to directors and officers about their reporting obligations under Section 16(a).

CODE OF ETHICS

The Company has adopted a code of ethics to deter wrongdoing and otherwise promote ethical conduct, compliance with law, including appropriate disclosure obligations, prompt reporting of violations and accountability and deter conflicts of interest. The code of ethics is posted on the Company’s website at www.alfains.com.

STOCKHOLDERS PROPOSALS

Stockholders are hereby notified that any proposals which they wish to have included in the proxy and proxy statement for the annual meeting of the stockholders of the Company in 2004 must be received in writing at its offices in Montgomery, Alabama, no later than December 10, 2003. To insure prompt receipt by the Company, all such proposals should be sent by certified mail, return receipt requested, addressed to Secretary, Alfa Corporation, P. O. Box 11000, Montgomery, Alabama 36191-0001. Proposals must comply with the Securities and Exchange Commission proxy rules relating to stockholders’ proposals to be included in the proxy materials.

INDEPENDENT PUBLIC ACCOUNTANTS

The Company’s principal auditors for the fiscal year just completed were KPMG LLP. The Board of Directors normally selects auditors at the first regular board meeting following the annual meeting of the stockholders. A representative of KPMG LLP is expected to be present at the stockholders meeting with the opportunity to make a statement, and also to respond to appropriate questions.

OTHER PROPOSED ACTION

Management is not aware of any other matters to be brought before the meeting. If other proper business or questions are presented at the meeting, the persons holding the proxies will vote in accordance with their judgment on such business or questions.

STOCKHOLDERS ARE URGED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE.

The date of this proxy statement is March 20, 2003.

EXHIBIT A

REVISED AND RESTATED

CHARTER OF THE AUDIT COMMITTEE

OF

ALFA CORPORATION

dated as of February 11, 2003

1.    Purpose and Primary Objectives.

(a) The purpose of the Audit Committee (the “Committee”) of the Board of Directors of Alfa Corporation (the “Company”) is to assist the Board of Directors in fulfilling its responsibilities to the Company and its shareholders, particularly with respect to the oversight of the accounting and financial reporting practices of the Company. The purpose of this charter is to set forth the functions of the audit committee and not to create new disclosure standards under the federal securities laws or new standards for directors in fulfilling their duties under state corporation law.

2.    Committee Composition.

(a) The Committee shall consist of no fewer than three (3) members.

(b) Each member of the Committee shall be appointed by the Board of Directors and shall serve until a successor is appointed and qualified. The Board of Directors has the power to remove members of the Committee and to fill vacancies on the Committee.

(c) Each member of the Committee must (i) qualify as an independent director under the Nasdaq Stock Marketplace Rules and Section 10A of the Securities Exchange Act of 1934 and the rules promulgated thereunder by the Securities and Exchange Commission or any amendment thereto and (ii) otherwise meet any qualifications for membership of an audit committee imposed by any other laws and regulations applicable to the Company. No member of the audit committee may own or control, directly or indirectly, 20 percent or more of the Company’s outstanding common stock.

(d) One (1) member of the Committee must qualify as a financial expert under the rules promulgated by the Securities and Exchange Commission pursuant to Section 407 of the Sarbanes-Oxley Act of 2002 or any amendment thereto and any other law or regulation that may be applicable.

(e) The members of the Committee shall designate one member of the Committee as its chairperson (the “Chairman”). Except as may be expressly provided to the contrary in the by-laws of the Company, this charter shall determine the rules of procedure under which the Committee shall operate.

3.    Committee Structure and Operation.

(a) The Chairman shall preside over the meetings of the Committee.

(b) The Chairman, in consultation with the other members of the Committee, will determine the frequency and duration of the meetings of the Committee and the agenda of items to be addressed at each meeting. In advance of each meeting, the Chairman shall circulate the agenda for each meeting to each member of the Committee. The Chairman will also convene meetings upon the request of the Board of Directors or the Chairman of the Board.

(c) The Committee may invite to its meetings other members of the Board of Directors, members of the Company’s management and such other persons as the Committee deems appropriate. The Committee may exclude any person from a meeting as the Committee deems appropriate.

(d) The Committee may form and delegate any of its authority and/or responsibilities to one or more subcommittee(s) as deemed appropriate by the Committee, other than those that the Committee is expressly prohibited from delegating under any laws and regulations applicable to the Company.

4.    General Authority.

(a)  The Committee shall have the authority to:

 (i) obtain the advice and assistance of outside advisers, including legal and accounting advisers; and

(ii) perform all acts necessary or appropriate to fulfill its responsibilities and achieve its objectives under this charter and as otherwise directed by the Board of Directors, provided such acts are not in violation of the by-laws and certificate of incorporation of the Company, this charter, or any laws and regulations applicable to the Company.

5.    Independent Auditors.

(a)  The Committee shall have the sole authority to:

(i) appoint, replace and determine funding for the independent auditors of the Company, subject to shareholder ratification if deemed appropriate by the Committee or required by the by-laws and certificate of incorporation of the Company or any laws and regulations applicable to the Company;

(ii) approve, in advance of their provision, any audit services to be provided by the independent auditors of the Company;

(iii) approve, in advance of their provision, any non-audit services to be provided by the independent auditors of the Company;

(iv) approve all engagement fees and terms of the independent auditors of the Company;

(b)  The Committee shall be directly responsible for the oversight of the work of the independent auditors of the Company, including the resolution of disagreements between management and the independent auditors of the Company regarding financial reporting.

(c)  The Committee shall, on a periodic basis as deemed appropriate by the Committee, review the qualifications and independence of the independent auditor of the Company.

(d)  The independent auditors of the Company shall report directly to the Committee.

(e)  The Committee may review with the independent auditors of the Company whether its partners are in compliance with the provisions of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder relating to required rotation of audit partners.

(f)  The Committee may discuss with the independent auditors of the Company any communications between the audit team members and the independent auditor’s “national office” regarding auditing or accounting issues presented by the engagement.

(g)  The Committee shall discuss with management and the independent auditors of the Company any accounting adjustments that were noted and proposed to management by the independent auditors of the Company.

(h)  The Committee shall review any reports of the independent auditors of the Company required under the Sarbanes-Oxley Act of 2002 and obtain from the independent auditors of the Company any information with respect to illegal acts in accordance with Section 10A of the Securities Exchange Act of 1934 and the rules promulgated thereunder.

6.    Internal Audit Function.

(a)  The Committee shall be responsible, on a periodic basis as deemed appropriate by the Committee, for reviewing and evaluating:

(i) the internal audit function of the Company

(ii) the findings of the internal audit staff from completed audits; and

(iii) the appointment, reassignment or dismissal of persons responsible for managing the internal audit function.

7.    Reviews and Evaluations.

(a)  The Committee shall meet with the independent auditor to receive written disclosures and letters from the independent auditor as required by applicable standards of the Independence Standards Board and discuss with such auditor the auditor’s independence, discuss with the independent auditor any disclosed relationship that may have an impact upon the objectivity and independence of the auditor, and make such recommendations to the board of directors that it deems appropriate regarding action to oversee the independence of the auditor.

(b)  The Committee shall review with management at the completion of the annual audit the company’s annual financial statements and related footnotes and recommend to the board of directors whether such financial statements should be included in the corporation’s annual report on Form 10-K for filing with the Securities and Exchange Commission.

(c)  The Committee shall discuss with the independent auditor the matters required to be discussed by SAS 61, as amended or modified.

(d) The Committee shall review with the independent auditor and the company’s management, the adequacy and effectiveness of the accounting and financial controls of the company.

(e) The Committee shall provide sufficient opportunity for management and the independent auditor to meet with members of the audit committee.

8.    Funding.

The Board of Directors shall ensure that the Company provides appropriate funding, as determined by the Committee, in order for the Committee to fulfill its responsibilities and achieve its objectives under this charter and as otherwise directed by the Board of Directors, including the payment of compensation to the independent auditors of the Company and to any advisers engaged by the Committee pursuant to this charter.

9.    Additional Responsibilities.

(a)  The Committee shall, on a periodic basis as deemed appropriate by the Committee, discuss

(i) with management and the independent auditors of the Company, any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Company’s financial statements or accounting policies; and

(ii) with the Company’s chief counsel, legal or regulatory matters that may have a material impact on the Company’s financial statements or its compliance and reporting policies.

(b)  The Committee will follow appropriate portions of the Company’s Principles of Business Conduct for the purpose of:

(i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and

(ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting and auditing matters.

The Committee will review any matters addressed to it under such Principles and give due regard to the protection of any person who submits a complaint or report regarding such matters.

(c) The Committee shall review and approve all related party transactions. For this purpose, “related party transaction” shall be read consistent with SEC Regulation S-K, Item 404(a).

10.    Limitations of Committee’s Roles.

Although the Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Committee to prepare financial statements, plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditors of the Company.

11.    Date of Adoption.

This revised and restated charter was adopted effective February 11, 2003, and the Committee shall review and reassess the adequacy of this Charter annually.

Alfa Corporation

P. O. Box 11000

Montgomery, Alabama 36191-0001

ANNUAL MEETING OF STOCKHOLDERS OF

ALFA CORPORATION

April 24, 2003

Please date, sign and mail your proxy card in the envelope provided as soon as possible.	COMPANY NUMBER
ACCOUNT NUMBER

Please detach and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK

AS SHOWN HERE    ☒

1. ELECTION OF DIRECTORS: NOMINEES		2. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before meeting.
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	☐ Jerry A. Newby ☐ Hal F. Lee ☐ Russell R. Wiggins ☐ Dean Wysner ☐ James A. Tolar, Jr. ☐ Steve Dunn ☐ B. Phil Richardson ☐ Boyd E. Christenberry ☐ John R. Thomas ☐ James I. Harrison ☐ C. Lee Ellis

This proxy when properly signed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of all nominees listed at left for directors.

PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE.

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the box next to each nominee you wish to withhold, as shown here: ☐

To change the address on your account, please check the box at right and

indicate your new address in the address space above. Please note that         ☐

changes to the registered name(s) on the account may not be submitted via the method.

Signature of Stockholder                                                                  Date:                              Signature of Stockholder                                                               Date:

Note:	This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ALFA CORPORATION

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Jerry a. Newby, James A. Tolar, Jr., and H. Al Scott, or any one of them, each with the power to appoint his substitute, as proxies of the undersigned to represent and to vote, as designated on the reverse side, all the shares of stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Alfa corporation to be held April 24, 2003 and any adjournments thereof.

(Continued and to be signed on the reverse side)

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